As filed with the Securities and Exchange Commission on December 19, 2000
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        _______________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                        _______________________________

                                 OPENTV CORP.
            (Exact Name of Registrant as Specified in Its Charter)

                        _______________________________

         British Virgin Islands                           98-0212376
    (State or Other Jurisdiction of                    (I.R.S. Employer
     Incorporation or Organization)                   Identification No.)

                           401 East Middlefield Road
                            Mountain View, CA 94043
                                (650) 429-5500

                   (Address of Principal Executive Offices)
                        _______________________________

         CSS ACQUISITION CORPORATION 2000 SPECIAL STOCK INCENTIVE PLAN
                  CSS ACQUISITION CORPORATION 2000 STOCK PLAN

                           (Full Title of the Plans)
                        _______________________________

                             Randall S. Livingston
                           Executive Vice President
                           401 East Middlefield Road
                            Mountain View, CA 94043
                                (650) 429-5500

           (Name, address and telephone number of agent for service)

                                   Copy to:

                            Lawrence T. Kane, Esq.
                      Orrick, Herrington & Sutcliffe LLP
                              400 Sansome Street
                        San Francisco, California 94111
                                (415) 392-1122

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                   Amount               Proposed               Proposed            Amount of
  Title of Securities to be Registered             To Be            Maximum Offering      Maximum Aggregate      Registration
                                               Registered (1)(2)   Price Per Share (3)      Offering Price            Fee
-------------------------------------------------------------------------------------------------------------------------------
Class A Ordinary Shares (no par value)
issuable under:
-------------------------------------------------------------------------------------------------------------------------------
CSS Acquisition Corporation 2000 Special           135,188               $1.94               $262,848.00           $69.39
Stock Incentive Plan
-------------------------------------------------------------------------------------------------------------------------------
CSS Acquisition Corporation 2000 Stock              12,843               $1.94               $ 24,970.00           $ 6.59
Plan
-------------------------------------------------------------------------------------------------------------------------------
     Total                                         148,031               $1.94               $287,818.00           $75.98
-------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional Class A Ordinary shares which become issuable under any of the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding Class A Ordinary shares.
(2) For the sole purpose of calculating the registration fee, the maximum number of shares to be registered under this Registration Statement includes two subtotals which represent outstanding options that have not been exercised under CableSoft Corporation's option plans. Shares underlying CableSoft Corporation's options have been converted to OpenTV Corp. shares based on an exchange ratio of 1.285799.
(3) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price shown per share of OpenTV Corp. Class A Ordinary Shares covering outstanding but unexercised options under the CableSoft Corporation option plans.
================================================================================

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) OpenTV's Annual Report on Form 20-F (File No. 001-15473) filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities Exchange Commission on June 30, 2000.

          (b) OpenTV's reports on Form 6-K, filed with the Commission on February 3, 2000, March 31, 2000, May 5, 2000, May 25, 2000,
               August 15, 2000, August 30, 2000, September 30, 2000, November 17, 2000; and December 1, 2000.

          (c) The description of OpenTV's Class A Ordinary Shares contained in OpenTV's Amendment No. 1 to the Registration Statement on Form F-1, File No. 333-89609, filed with the Commission on November 10, 1999 and any amendment or report filed for purposes of updating any such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers


     The Articles of Association of OpenTV (Sections 116-122) provide the following:

"LIMITATION OF LIABILITY

     116. To the full extent permitted by the Act or any other applicable laws presently or hereafter in effect, no director of the Company shall be personally liable to the Company or its members for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Any repeal or modification of this Regulation 116 by a resolution of members shall not adversely affect the right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

INDEMNIFICATION

     117. Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

     a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

     b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

     118. The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company, and in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

     119. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

     120. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

     121. If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

     122. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles."


Sections 57 and 58 of the British Virgin Islands International Business Companies Act permit the following:

     "(S)57. Indemnification (International Business Companies)

     (1) Subject to subsection (2) and any limitations in its Memorandum or Articles, a company incorporated under this Ordinance may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

          (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company or;

          (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

     (2) Subsection (1) only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable use to believe that his conduct was unlawful.

     (3) The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is in the absence of fraud, sufficient for the purposes of this section, unless a question of law is involved.

     (4) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

     (5) If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

     (S)58. Insurance (International Business Companies)

     A company incorporated under the Ordinance may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the company, or who at the request of the company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under subsection (1) of section 57."

     In addition, OpenTV maintains directors' and officers' liability insurance policies.

Item 7.   Exemption From Registration Claimed

          Not applicable.

Item 8.   Exhibits

          Exhibit
          Number    Name
          ------    ----

          4.1*      Memorandum of Association of OpenTV Corp.

          4.2*      Articles of Association of OpenTV Corp.

          4.3       CSS Acquisition Corporation 2000 Special Stock Incentive
                    Plan

          4.4       CSS Acquisition Corporation 2000 Stock Plan

          5.1 Opinion, dated December 19, 2000 of Harney Westwood & Riegels with respect to the validity of the securities being offered

          23.1      Consent of Independent Accountants

          23.2      Consent of Counsel (contained in Exhibit 5.1)

          24.1 Power of Attorney is included on signature page of this Registration Statement

          * Incorporated herein by reference from OpenTV's Registration Statement on Form F-1, File No. 333-89609, dated October 25, 1999 and any amendments thereto.

Item 9.   Undertakings

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on the 15th of December, 2000.


                                    OPENTV CORP.
                                    (Registrant)

                                    By:   /s/ Jan Steenkamp
                                       ---------------------------
                                       Jan Steenkamp
                                       Chief Executive Officer



                               POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS: that each person whose signature appears below constitutes and appoint Randall S. Livingston, acting individually, as his or her attorney-in-fact for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying the confirming that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                Title                                    Date
        ---------                                -----                                    ----
/s/ Jacbous D.T. Stofberg
---------------------------------
Jacbous D.T. Stofberg                      Chairman of the Board                     December 15, 2000

/s/ Jan Steenkamp
---------------------------------
Jan Steenkamp                        Chief Executive Officer and Director            December 15, 2000
                                         (Principle Executive Officer)
/s/ Randall S. Livingston
---------------------------------
Randall S. Livingston                Executive Vice President, Office of the         December 15, 2000
                                       CEO, Financial Officer and Director
                                       (Principal Financial and Accounting
                                                   Officer)
/s/ Jacbous P. Bekker
---------------------------------
Jacbous P. Bekker                                 Director                           December 15, 2000

/s/ Craig L. Enenstein
---------------------------------
Craig L. Enenstein                                Director                           December 15, 2000

/s/ William Raduchel
---------------------------------
William Raduchel                                  Director                           December 15, 2000

/s/ Allan M. Rosenweig
---------------------------------
Allan M. Rosenweig                                Director                           December 15, 2000

/s/ Stephen F. Ward
---------------------------------
Stephen F. Ward                                   Director                           December 15, 2000

                                 EXHIBIT INDEX

    Exhibit
    Number   Name
    ------   ----

       4.1*  Memorandum of Association of OpenTV Corp.

       4.2*  Articles of Association of OpenTV Corp.

       4.3   CSS Acquisition Corporation 2000 Special Stock Incentive Plan

       4.4   CSS Acquisition Corporation 2000 Stock Plan

       5.1 Opinion, dated December 19, 2000 of Harney Westwood & Riegels with respect to the validity of the securities being offered

       23.1  Consent of Independent Accountants

       23.2  Consent of Counsel (contained in Exhibit 5.1)

       24.1 Power of Attorney is included on signature page of this Registration Statement

       * Incorporated herein by reference from OpenTV's Registration Statement on Form F-1, File No. 333-89609, dated October 25, 1999 and any amendments thereto.